EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is made and entered into as of this 10th day of January, 2001, by and between TTI Holdings Inc., a Nevada corporation (the "Buyer") and PNV Inc., a Delaware corporation (the "Seller").

                                    RECITALS

A. The Seller is a provider of data, cable TV and telecommunications services to the long haul trucking industry.

B. The Seller wishes to sell to the Buyer substantially all the assets it uses in connection with the business described in Recital "A" above at the price and on the other terms and conditions specified in detail below and the Buyer wishes to so purchase and acquire such assets from the Seller.

C. The Seller has commenced Case No. 00-27807-BKC-PGH (the "Bankruptcy Case") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") by filing a voluntary petition in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") and remains in possession of the Property (as such term is defined in Section 1.1 hereof) in order to effect this Agreement. The Buyer and the Seller acknowledge that the Bankruptcy Court must approve this Agreement before its implementation.

D. Material inducements to the Buyer in entering into this Agreement are that the Seller owns good and marketable title in and to the Property and the Property shall be transferred to the Buyer at the Closing pursuant to a Bankruptcy Court order which is reasonably acceptable to the Buyer and which provides that the transfer shall be pursuant to Sections 363(b)(1),(f) and (m) of the Bankruptcy Code, free and clear of all Encumbrances (hereinafter defined), except for (i) any Assumed Liabilities (as defined in Section 2.2) expressly assumed by the Buyer pursuant to this Agreement at the Closing and (ii) certain agreements related to the Property (as defined in Section 1) to be assumed by the Seller and assigned to the Buyer pursuant to Section 365(f) of the Bankruptcy Code.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Transfer of Property
         --------------------

8.1 PURCHASE AND SALE OF THE PROPERTY. On the Closing Date, as hereinafter defined, in consideration of the covenants, representations, and obligations of the Buyer hereunder, and subject to the conditions hereinafter set forth, the Seller shall sell, assign, transfer, convey, and deliver to the Buyer, and the Buyer shall purchase from the Seller all of the Seller's right, title,

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and interest as of the Closing  Date in and to the  following  assets,  wherever located, free and clear of all Encumbrances (hereinafter defined):

                  1.1.1 The Seller's right, title, and interest transferred pursuant to an assumption and assignment under an order or orders pursuant to
Section 365(f) of the Bankruptcy Code (which may be the Approval Order) entered on or before ninety (90) days after the Closing Date (it being agreed that (a) in no event shall the Seller be deemed to have assumed and assigned to the Buyer any lease or contract until such assumption has been approved by an order of the Bankruptcy Court, (b) each lease and contract which is not expressly assumed by the Seller and assigned to the Buyer shall not constitute a portion of the Property for all purposes, and (c) the Seller shall retain all Liability, including, without limitation, damage claims associated with rejection, for any lease or contract that is not expressly assumed by the Seller and assigned to the Buyer prior to the Closing and for all Liability, including, without limitation, damage claims associated with rejection, for any Key Contract that is not assumed by the Seller and assigned to the Buyer following the Closing after notice by the Buyer to the Seller pursuant to Section 8.2, or expiration of the Decision Period): (i) as lessee under those real property leases identified on EXHIBIT A-1 to this Agreement (collectively, the "Real Property Leases"); (ii) as lessee under those equipment, personal property, and intangible property leases, rental agreements, licenses, contracts, agreements, and similar arrangements identified on EXHIBIT A-2 to this Agreement (collectively, the "Other Leases"); and (iii) as a party to those other contracts, leases, orders, purchase orders, licenses, contracts, agreements and similar arrangements, including but not limited to, that certain agreement between Travel Centers of America ("TCA") and the Seller (the "TCA Agreement"), identified on EXHIBIT A-3 (collectively, the "Other Contracts" and together with the Other Leases, the "Other Leases and Contracts"). The TCA Agreement is attached at EXHIBIT A-4.

                  1.1.2 Any improvements located on the real property (collectively, the "Real Property") occupied by the Seller under the Real Property Leases, but in all events only to the extent, if any, of the Seller's interest in the same (collectively, the "Improvements").

                  1.1.3 All of those items of equipment and tangible personal property owned by the Seller and listed in EXHIBIT B attached to this Agreement, including but not limited to, all vending machines, installed or otherwise ("Vending Machines"), all telecommunications kiosks, installed or otherwise ("Kiosks"), and all furniture, fixtures, and equipment owned by the Seller, including, without limitation, all computers, servers, copy machines, fax machines, computer printers, telephone equipment, cellular phones, pagers, personal data assistants, palm pilots, and other analog or digital devices owned by the Seller, as more specially identified by the location and the type and make or function on EXHIBIT B (collectively, the "Personal Property"). As used in this Agreement, the Personal Property shall not include the Inventory (as defined in Section 1.1.5).

                  1.1.4 All intangible personal property owned by the Seller and used exclusively in connection with the Property, but in all cases only to the extent of the Seller's interest therein and only to the extent transferable, together with all books, records and like items pertaining exclusively to the Property (collectively, the "Intangible Property"), including, without limitation,


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all patents issued or pending; the trademark,  service mark, or trade name "Park
N View," "PNV," "PNV Connect," "Incab PNV," "PNV USA," "PNV Drive," "PNV.net," "Parknview.net" or any other mark or name used or registered for use by the
Seller;   all  software  owned  by  the  Seller;  the  domain  names  "PNV.net,"
"Parknview.net" or any other domain name registered by the Seller or any agent or affiliate of the Seller; and the items identified on EXHIBIT C hereto. As used in this Agreement, Intangible Property shall in all events exclude, (i) any materials containing privileged communications or information about employees, disclosure of which would violate an employee's reasonable expectation of privacy and any other materials which are subject to attorney-client or any other privilege, and (ii) the Seller's corporate books and records relating to its organization and existence.

                  8.1.1 All supplies, goods, materials, work in process, inventory, and stock in trade owned by the Seller exclusively for use or sale in the ordinary course of the business, including all pre-paid telephone cards in the Vending Machines and all proceeds of sales that are in the Vending Machines or the Kiosks on the Closing Date (collectively, the "Inventory").

                  1.1.6 All accounts receivable arising out of the operation of the Property (collectively, the "Receivables").

                  1.1.7 To the extent transferable, all Permits owned by Seller in connection with the Property (collectively, the "Permits"). As used herein, the term Permits shall mean all licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from governmental entities.

                  1.1.8 All operating policy and procedure manuals and materials, customer and supplier lists, customer and supplier files, insurance and claims files, sales and promotional literature and copies of accounting records requested by Buyer (including accounting policy and procedure manuals and materials) (collectively, the "Records").

                  1.1.9  To  the  extent  transferable,   all  telephone  system
software, accounting software, communications software, customer service software, personnel software, and all other computer software owned or licensed by the Buyer identified on EXHIBIT D hereto, together with all computer data generated by the Seller with respect to the Property, delivered in an accessible digital format, with all passwords, codes and other security clearance information with respect thereto (the "Computer Software and Data").

                  1.1.10 All cash remaining in the Vending Machines as of the Closing (collectively, the "Vending Machine Cash"), and all security deposits or earnest deposits under any contract assumed by Seller and assigned to the Buyer pursuant to this Agreement.

                  1.1.11 All other tangible or intangible property of the Buyer relating to the operation of the Seller's business or the Property except for the pnv.com Business (as defined in Section 1.2 below), wherever located, other than the Excluded Assets defined in Section 1.2 (the "Other Property").

As used herein, the term "Property" shall mean the collective reference to (i) the Real Property Leases, the TCA Agreement and the Other Leases and Contracts,
(ii) the Improvements, (iii) the Vending Machines, (iv) the Kiosks, (v) the Personal Property, (vi) the Intangible Property, (vii)


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

the Inventory, (viii) the Receivables, (ix) the Records, (x) the Permits, (xi) the Computer Software and Data, (xii) Vending Machine Cash, and (xiii) Other Property and shall not include the Excluded Assets (as defined in Section 1.2 below). Notwithstanding any other provision of this Agreement, in no event shall any Real Property Lease, the TCA Agreement, or any Other Leases and Contracts which is not expressly assumed by the Buyer and approved by the Bankruptcy Court by an appropriate order on or before ninety (90) days after the Closing Date be included in the "Property." The Seller acknowledges and agrees that the Buyer shall not be in the "chain of title" of any lease or contract which is not expressly assumed by the Buyer on or before ninety (90) days after the Closing Date.

         8.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Property shall not include (i) those items excluded pursuant to the provisions of Section 1.1 above; (ii) all cash and cash equivalents as of the Closing (excluding Vending Machine Cash); (iii) Inventory used or disposed of by the Seller in the ordinary course of the business prior to the Closing Date; (iv) any real property lease, personal property lease, rental agreement, contract, agreement, license, or similar arrangement ("Contracts") terminated or expired prior to the Closing Date in accordance with its terms or in the ordinary course of the business or rejected by the Seller prior to the Closing Date and all Contracts which are not expressly assumed by the Seller and assigned to the Buyer on or before ninety (90) days after the Closing Date; (v) all claims and causes of action of the Seller, including, without limitation, any such claims and actions arising under Sections 544, 547, 548, 549, and 550 of the Bankruptcy Code, and any claims against officers, directors, agents, employees, accountants, auditors and other third parties; (vi) the Seller's rights under this Agreement and all cash and non-cash consideration payable or deliverable to the Seller pursuant to the terms and provisions hereof; (vii) insurance proceeds, claims, and causes of action with respect to or arising in connection with (A) any Contract which is not assigned to the Buyer at the Closing, or (B) any item of tangible or intangible property not acquired by the Buyer at the Closing, and (ix) the business and all of the assets of the division of the Seller commonly referred to as pnv.com and the domain names and trade marks and service marks "pnv.com," and "Parknview.com" (collectively, referred to as the "pnv.com Business").

         1.3 INSTRUMENTS OF TRANSFER. The sale, assignment, transfer, conveyance and delivery of the Property to the Buyer and the assumption of Liabilities provided herein by the Buyer shall be made by assignments, bill of sale, and other instruments of assignment, transfer, and conveyance provided for in
Section 3 below and such other instruments as may reasonably be requested by the Buyer or the Seller. None of the foregoing documents shall increase in any material way the burdens imposed by this Agreement upon the Seller or the Buyer.

         1.4      DEFINITIONS.
                  ------------

                  1.4.1 As used herein, the term "Encumbrances" shall mean all mortgages, liens, pledges, security interests, claims, demands, rights, interests, charges, restrictions, options to purchase, encumbrances, debts, commitments, Employee and Consultant Claims (hereinafter defined), taxes, and all tort or contractual claims, whether absolute or contingent, matured or unmatured, accrued or unaccrued, asserted or unasserted, known or unknown of any nature whatsoever, whether in rem or in personam, pursuant to Sections 363(f) and 365(f) of the


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

Bankruptcy Code, including, without limitation, any claims predicated upon any theory of Successor Liability (as defined in Section 2.2.1) or any similar theory (collectively, the "Encumbrances").

                  1.4.2 As used herein, the term "Employee and Consultant Claims" shall mean the collective reference to any and all claims accruing or arising on or prior to the Closing against the Buyer or the Property made by any current or former employees, independent contractors, consultants, investment bankers, accountants, attorneys or agents of the Seller or by any of their respective beneficiaries or dependents, including but not limited to, claims arising in connection with, or related to, "golden parachute payments", severance or termination payments, pension, or employee benefits claims, retirement, profit sharing, defined contribution, and defined benefit plans, vacation pay, accrued sick pay, accrued personal days, payments under any health and welfare plans, any and all liability under the Worker Adjustment and Retraining Notification Act, sexual harassment, age discrimination, race discrimination, sexual preference discrimination, violation of federal or state employment labor laws, retainer agreements, engagement agreements, awards, bonuses, stock options, loans, or similar or other payments or arrangements for, to or on behalf of such employees, independent contractors, accountants, attorneys or agents.

2.       CONSIDERATION.
         -------------

         2.1      PURCHASE PRICE.
                  --------------

                  2.1.1 The cash consideration to be paid by the Buyer to or on behalf of the Seller for the Property (the "Purchase Price") shall be FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00), subject to adjustment as set forth in Sections 3.5 and 4.4.

                  2.1.2 On the Closing Date, the Buyer shall pay and deliver to the Seller, by wire transfer the Purchase Price subject to prorations as set forth in Section 3.5; provided, however in the event that (i) a third party asserts in writing a bona fide claim of ownership in any portion of the Property on or prior to the Closing or (ii) a third party asserts in writing a bona fide claim or institutes an action against the Seller, the Buyer or the Property, which could cause an Encumbrance with respect to any portion of the Property, including, without limitation, any Successor Liability Claims on or prior to the Closing (collectively, a "Third Party Claim"), which constitutes a breach of any of the Seller's representations and warranties set forth in Sections 5.1, 5.2,
5.3 or 5.4 hereof, then, unless such Third Party Claim is resolved by the Bankruptcy Court in the Approval Order (or any Order entered in connection therewith), Buyer may reserve from the Purchase Price, and deliver to the Bankruptcy Court, the estimated damages caused by such Third Party Claim to the Buyer, as reasonably estimated by the Buyer, for the Bankruptcy Court's administration of the Third Party Claim as set forth in Section 4.4.

         8.1 ASSUMED LIABILITIES. Subject to Sections 2.2.1 and 8.2, to the extent any Real Property Leases or Other Leases and Contracts are assumed by Seller and assigned to Buyer in accordance with an order entered by the Bankruptcy Court under Section 365(f) of the Bankruptcy Code, which may be the Approval Order, Buyer, effective as of the Closing, shall


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

pay, perform and discharge all Liabilities required to be paid, performed or discharged with respect to such Real Property Leases or Other Leases and Contracts (the "Assumed Liabilities"). In addition, Buyer shall be solely responsible for any amounts due, past due or penalties associated with past, including pre-petition, due amounts ("Cure Amounts") with respect to any Real Property Leases or Other Leases and Contracts which are expressly assumed by the Seller and Assigned by the Buyer in accordance with an order entered by the Bankruptcy Court under Section 365(f) of the Bankruptcy Code, which may be the Approval Order. Except as set forth hereinabove, the Buyer is not assuming and shall not be liable for any Liabilities or obligations of the Seller.

                  2.2.1 For purposes of this Agreement, the term "Liability" or "Liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim (including, without limitation, "claim" as defined in Section 101(5) of the Bankruptcy Code), loss, damage, deficiency, cost, expense, obligation, or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, matured or unmatured, absolute or contingent, whether arising under contract, tort, or by statute. Without limiting the breadth and generality of the foregoing, the Buyer shall not assume or incur any Liability in respect to any of the following:

                           (a) Liabilities to any of the Seller's  creditors for
deficiencies following the sale, return, or other disposition of any assets, which are subject to their respective security interests;

                           (b) Any  Liabilities of the Seller arising out of any
product liability, premises liability, or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any expressed or implied representation, warranty, agreement, or guaranty made by the Seller, or alleged to have been made by the Seller, or which is imposed or asserted to be imposed by operation of law, and any claim seeking recovery for consequential damage, lost revenue, or income;

                           (c) Any Liabilities of the Seller arising out of any
foreign, federal, state, or local taxes, including excise and sales taxes, or payphone service charges: (i) payable with respect to the Property, or (ii) incident to or arising as a consequence of the negotiation or consummation by the Seller or any member of any affiliated group of which any is a member, of this Agreement and the transactions contemplated hereby;

                           (d) Any Liability  arising or accruing on or prior to
the Closing to any employees, agents, or independent contractors of the Seller, whether or not employed by the Buyer after the Closing, or under any benefit arrangement with respect thereto and any Liability arising with respect to any Employee and Consultant Claims;

                           (e) Any  Liability of the Seller  arising or incurred
in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby, including, fees and expenses of counsel, accountants, and other experts (except as provided in Section 4.4);


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

                           (f) Any Liability of the Seller  arising with respect
to any Employee and Consulting Claims;

                           (g)  Any  Liability   arising  with  respect  to  any
successor or alter ego Liability of the Seller under any legal, statutory, contract, tort or equitable theory (collectively, "Successor Liability");

                           (h) All Liability of the Seller  arising with respect
to any Environmental Laws (hereinafter defined); or

                           (i) Any other Liability of the Seller, other than the
Assumed Liabilities, Cure Amounts and the Security Deposits (as defined below).

3.       CLOSING TRANSACTIONS.
         --------------------

         3.1 CLOSING. The closing of the transactions provided for herein (the "Closing") shall take place at the offices of at the offices of Kilpatrick Stockton LLP, 200 South Biscayne Blvd, Suite 2000, Miami, Florida 33131, two (2) business days after the Approval Order (hereinafter defined) has become final and non-appealable (the "Closing Date").

         3.2 ALTERNATIVE CLOSING DATE. The parties may mutually agree to an extended Closing Date and shall diligently endeavor to satisfy all conditions to the Closing.

         3.3 THE SELLER'S DELIVERIES TO THE BUYER AT THE CLOSING. On or before the Closing Date, the Seller shall make the following deliveries to the Buyer:

                  3.3.1 An Assignment and Assumption Agreement, under an order pursuant to Section 365(f) of the Bankruptcy Code, substantially in the form and content attached as EXHIBIT E hereto, duly executed by the Seller, pursuant to which the Seller assigns the Real Property Leases and the Other Leases and Contracts (the "Assignment Agreement"); provided, however, that the Assignment Agreement need not be delivered by the Seller if the Bankruptcy Court has issued an order prior to the Closing Date authorizing such assumption and assignment of the Real Property Leases and the Other Leases and Contracts.

                  3.3.2 Right to possession of the Property shall transfer to the Buyer on the Closing Date. The Seller shall deliver to the Buyer on the Closing Date such keys, lock and safe combinations, and other similar items as the Buyer shall require to obtain immediate and full occupation and control of the Property and shall also make available to the Buyer the originals of all documents in the Seller's possession that are required to be transferred to the Buyer by this Agreement.

                  3.3.3 A bill of sale, duly executed by the Seller, in the form and on the terms of the bill of sale attached hereto as EXHIBIT F, pursuant to which the Seller transfers the Personal Property and Inventory (the "Bill of Sale").


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

         3.4 BUYER'S DELIVERIES TO THE SELLER AT THE CLOSING. On the Closing Date, the Buyer shall make or cause the following deliveries to the Seller:

                  3.4.1 The Purchase Price to be delivered by the Buyer and the Escrow Agent (as defined in Section 7.1 below) directly to the Seller at the Closing under Section 2.1 and 7.1 hereof, reduced by any proration under Section
3.5 hereof.

                  3.4.2    The Assignment Agreement, duly executed by the Buyer.

                  3.4.3 The Cure Amounts relating to any Real Property Leases or Other Leases and Contracts that are assumed by the Seller and assigned to the Buyer in accordance with an order entered by the Bankruptcy Court under Section 365(f) of the Bankruptcy Code, which may be the Approval Order, effective as of the Closing, if any; provided if any Real Property Leases or Other Leases and Contracts are assumed by the Seller and assigned to the Buyer during the Decision Period, the Buyer shall pay the Cure Amount relating to such Real Property Lease or Other Leases and Contracts as provided in Section 8.2 hereof.

                  3.4.4 The amount of any security or similar deposits (collectively the "Security Deposits") with the landlords or other contracting parties under the Real Property Leases and Other Leases and Contracts that are assumed by the Seller and assigned to the Buyer in accordance with an order entered by the Bankruptcy Court under Section 365(f) of the Bankruptcy Code, which may be the Approval Order, effective as of the Closing; provided if any Real Property Leases or Other Leases and Contracts are assumed by the Seller and assigned to the Buyer during the Decision Period, the Buyer shall pay to the Seller the Security Deposit, if any, relating to such Real Property Lease or Other Leases and Contracts as provided in Section 8.2 hereof.

         3.5 PRORATIONS. Subject to Section 2.2 of this Agreement, rent, current taxes, and other items of expense with respect to the Real Property Leases (including, without limitation, any prepaid insurance) shall be prorated between the Seller and the Buyer as of the Closing Date.

         3.6 SALES, USE, AND OTHER TAXES. Any sales, purchases, transfer, stamp, documentary stamp, use, or similar taxes which may be payable by reason of the sale of the Property under this Agreement or the transactions contemplated herein shall be borne and timely paid by the Seller.

4.       Conditions Precedent to the Closing.
         -----------------------------------

         4.1 CONDITIONS TO THE SELLER'S OBLIGATIONS. The Seller's obligation to make the deliveries required of the Seller at the Closing Date shall be subject to the satisfaction or waiver by the Seller of each of the following conditions.

                  4.1.1 All of the representations and warranties of the Buyer contained herein shall continue to be true and correct at the Closing in all material respects, all covenants and obligations to be performed by the Buyer prior to the Closing shall have been performed in all material respects, and the Buyer shall have certified the foregoing to the Seller in writing.

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

                  4.1.2 The Buyer shall have executed and delivered to the Seller the Assignment Agreement and each other document reasonably requested by the Seller pursuant to Section 1.3.

                  4.1.3 The Seller shall have received the Purchase Price, the Cure Amounts and the Security Deposits in immediately available funds.

                  4.1.4 The Buyer shall have delivered to the Seller appropriate evidence of all necessary corporate action by the Buyer in connection with the transactions contemplated hereby, including, without limitation: (i) certified copies of resolutions duly adopted by the Buyer's directors approving the transactions contemplated by this Agreement and authorizing the execution, delivery, and performance by the Buyer of this Agreement; and (ii) a certificate as to the incumbency of officers of the Buyer executing this Agreement and any instrument or other document delivered in connection with the transactions contemplated by this Agreement.

                  4.1.5 No order enjoining or restraining the Closing shall have been issued by a court of competent jurisdiction.

                  4.1.6 The Bankruptcy Court shall have entered the Procedure Order in accordance with Section 7.2.1 below and the Approval Order, both of which shall be on terms and conditions reasonably acceptable to the Seller, and the Approval Order shall not have been stayed as of the Closing Date.

         4.2 CONDITIONS TO THE BUYER'S OBLIGATIONS. The Buyer's obligation to make the deliveries required of the Buyer at the Closing shall be subject to the satisfaction or waiver by the Buyer of each of the following conditions:

                  4.2.1 The representations and warranties of the Seller set forth in Sections 5.5, 5.6 and 5.7 hereof shall be true and correct at the Closing Date in all material respects and all covenants and obligations to be performed by the Seller prior to the Closing Date shall have been performed in all material respects, and the Seller, or the Seller's authorized representative or successor, shall have certified the foregoing to the Buyer in writing.

                  4.2.2 The Seller shall have executed and delivered to the Buyer the Assignment Agreement, the Bill of Sale, and each other document reasonably requested by the Buyer pursuant to Section 1.3.

                  4.2.3 No order enjoining or restraining the Closing shall have been issued by a court of competent jurisdiction.

                  4.2.4 The Bankruptcy Court shall have entered the Procedure Order in accordance with Section 7.2.1 below and the Approval Order, both of which shall be on terms and conditions reasonably acceptable to the Buyer, and the Approval Order shall not have been stayed as of the Closing Date.

         8.1 TERMINATION. If any of the above conditions is neither satisfied nor waived on or before the date by which the condition is required to be satisfied, the party affected thereby may terminate this Agreement by delivering to the other written notice of termination. Any waiver of a condition shall be effective only if such waiver is stated in writing and signed by the waiving party; provided, however, that the consent of a party to the Closing shall constitute a waiver by such party of any conditions to Closing not satisfied as of the Closing Date.

         4.4 ADMINISTRATION OF BREACHES BY THE SELLER OF REPRESENTATION OR WARRANTY. In the event of a Third Party Claim on or before the Closing Date, the Buyer may send written notices to the Seller setting forth the estimated cost to the Buyer to cure such Third Party Claim, as estimated by the Buyer in good faith (such cost for each breach, the "Breach Cost"). At the Closing, the Buyer may reserve from the Purchase Price the aggregate amount of all Breach Costs (such aggregate Breach Costs, the "Aggregate Breach Cost") and, at the Closing, the Buyer shall deliver such Aggregate Breach Cost to the Bankruptcy Court or such other escrow agent acceptable to the Seller and the Buyer; provided, however that such escrow deposit shall not become a portion of the bankruptcy estate of the Seller. The Seller shall have twenty (20) days after the Closing Date to object to any portion of the calculation of the Aggregate Breach Cost. In the event the Seller and the Buyer fail to resolve any dispute with respect to the Aggregate Breach Cost after Seller's written notice, then, the parties shall be entitled to petition the Bankruptcy Court to resolve any such dispute. Notwithstanding the foregoing, if the Approval Order (as defined in Section
7.2.2 below) (or other order relating thereto) resolves, overrules, or otherwise disposes of a Third Party Claim, then a reserve, if any, in respect thereof shall be delivered to the Seller or the Buyer as set forth in the Approval Order (or other order relating thereto).

5. THE SELLER'S REPRESENTATIONS AND WARRANTIES. The Seller hereby makes the following representations and warranties to the Buyer, which representations shall be true and correct as of the date hereof and as of the Closing Date for all purposes:

         5.1 TITLE TO PROPERTY. The Seller has good and marketable title to the Property. At the Closing, the Buyer will acquire and have good and marketable title in and to all of the Property, free and clear of any Encumbrances, subject to the Buyer's assumption of the Assumed Liabilities. Each of the lists of the items comprising the Property set forth on each of the Exhibits and Schedules described in Section 1.1 and attached to, and incorporated into, this Agreement, are true, correct and complete, in all material respects.

         5.2 TAXES. There are no federal, state, or other tax liens filed with respect to, or attached to, any of the Property. The Seller has complied in all material respect with all applicable laws, rules, and regulations relating to the payment and withholding of federal, state and other taxes and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

         5.3 EMPLOYEE BENEFIT PLANS. SCHEDULE 5.3 identifies each of the Seller's employee benefit plans, including all retirement, profit sharing, defined contribution, and defined benefit plans, as well as any severance, vacation pay, health and welfare, employment, or other agreements (oral or written) relating to the employees of the Seller (collectively, the "Plans"). Except as set forth on SCHEDULE 5.3, no Plan is a multi-employer or a defined benefit plan, and neither the Seller nor any predecessor or affiliate (which for all purposes in this Agreement means any person or entity controlling, controlled by, or under common control with another person or entity) of the Seller or a predecessor has ever been a party to or sponsored a multi-employer or defined benefit plan. Except as set forth on SCHEDULE 5.3, the Seller is not a member of a group of businesses under common control or businesses constituting a single employer (a "Group"), except a Group in which no member has been a party to a defined benefit plan, nor, except as set forth on SCHEDULE 5.3, does the Seller have any current or projected liability with respect to post-employment or post-retirement pension benefits for former or retired employees of the Seller, affiliated entities, or a member of a Group.

         5.4 ENVIRONMENT, HEALTH, AND SAFETY. With regard to its leased premises which the Seller shall assume and assign to Buyer hereunder, the Seller has complied in all material respects with all laws concerning pollution or protection of the environment, and all laws concerning employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes (including petroleum and any fraction or derivative thereof) into ambient air, surface water, ground water, or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or hauling of such substance (collectively, the "Environmental Laws"), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply, nor is the Seller aware of any factual basis therefore. The Seller has obtained and been in compliance with all of the terms and conditions of all material permits, licenses, franchises, and other approvals required under all Environmental Laws.

         5.5 VALIDITY OF AGREEMENT. Subject to the Approval Order, the execution, delivery, and performance of this Agreement has been duly authorized by the Seller, and this Agreement is a valid and binding obligation of the Seller enforceable in accordance with its terms.

         5.6 ORGANIZATION, STANDING AND POWER. The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to the applicable provisions of Bankruptcy Code and the Approval Order, the Seller has all requisite corporate power and authority to execute, deliver, and perform this Agreement and all writings relating hereto. The Seller has no subsidiaries.

         5.7 NO CONFLICTS OR VIOLATIONS. Upon obtaining the Approval Order, the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of, and compliance with the terms and conditions hereof by the Seller do not and will not: (i) conflict with or result in a breach of the certificate of incorporation or the by-laws of the Seller; (ii) violate any statute, law, rule, or regulation, or any order, writ, injunction, or decree of any court or governmental authority; (iii) violate or conflict with or constitute a default under any agreement, instrument, or writing of any nature to which the Seller is a party or by which the Seller or the Properties may be bound; or (iv) result in the creation or imposition of any Encumbrance in favor of any third party with respect to any of the Property.

6. THE BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer hereby makes the following representations and warranties to the Seller:

         6.1 VALIDITY OF AGREEMENT. All action on the part of the Buyer necessary for the authorization, execution, delivery, and performance of this Agreement by the Buyer, including, but not limited to, the performance of the Buyer's obligations hereunder, has been duly taken. This Agreement, when executed and delivered by the Buyer, shall constitute the valid and binding obligation of the Buyer enforceable in accordance with its terms.

         6.2 ORGANIZATION, STANDING, AND POWER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Buyer has all requisite corporate power and authority to own, lease, and operate its properties, to carry on its business as now being conducted, and to execute, deliver, and perform this Agreement and all writings relating hereto.

         6.3 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by the Buyer do not and will not: (i) conflict with or result in a breach of the articles of incorporation or by-laws of the Buyer; (ii) violate any statute, law, rule, or regulation, or any order, writ, injunction, or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument, or writing of any nature to which the Buyer is a party or by which the Buyer or its assets or properties may be bound.

         6.4 FINANCING. The Buyer has sufficient funds available to consummate the transactions contemplated hereby.

         6.5 "AS IS" TRANSACTION. Buyer hereby acknowledges and agrees that, except as otherwise expressly provided in Section 5 above, the Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Property including, without limitation, income to be derived or expenses to be incurred in connection with the Property, the physical condition of any personal property comprising a part of the Property or which is the subject of any Other Lease or Contract to be assumed by Seller and assigned to Buyer at the Closing, the environmental condition or other matter relating to the physical condition of any real property or improvements, which are the subject of any real property lease to be assumed by Buyer at the Closing, the zoning of any such real property or improvements, the value of the Property (or any portion thereof), the terms, amount, validity or enforceability of any assumed liabilities, the merchantability or fitness of the personal property or any other portion of the Property for any particular purpose, or any other matter or thing relating to the Property or any portion thereof. Without in any way limiting the foregoing, Seller hereby disclaims any warranty, express or implied, of merchantability or fitness for any particular purpose as to any portion of the Property. Buyer further acknowledges that Buyer has conducted an independent inspection and investigation of the physical condition of the Property and all such other matters relating to or affecting the Property as Buyer deemed necessary or appropriate and that in proceeding with its acquisition of the Property, except for any representations and warranties expressly set forth in Section 5, Buyer is doing so based solely upon such independent inspections and investigations. Accordingly, subject to the representations and warranties of the Seller set forth in Sections 5, the Buyer will accept the Property at the Closing "as is", "where is" and "with all faults."

7.       CONDUCT AND TRANSACTION PRIOR TO THE CLOSING.
         ---------------------------------------------

         8.1 DEPOSIT. Concurrently with the execution and delivery of this Agreement (the date of such mutual execution and delivery is sometimes referred to herein as the "Execution Date"), the Buyer shall deposit into a segregated trust account (the "Escrow") maintained by Kozyak, Tropin & Throckmorton, PA, as escrow agent (the "Escrow Holder"), pursuant to an escrow agreement that is reasonably acceptable to the Buyer and Seller and that recognizes that such deposit is not property of the bankruptcy estate, the sum of $1,100,000.00 (the "Deposit") in immediately available, good funds. Upon receipt of the Deposit, the Escrow Holder shall immediately place the Deposit into an interest-bearing account. Except as set forth below, the Buyer shall reimburse the bankruptcy estate for any reasonable fees and charges relating to the Escrow. If the Closing occurs, then the Deposit (including any interest accrued thereon) shall be applied by the Seller to the Purchase Price. If the Closing does not occur, then, the Deposit shall become nonrefundable and shall be delivered to the Seller if and only if (i) Seller has satisfied each of Buyer's conditions set forth in Sections 4.2.1, 4.2.2, 4.2.3 and 4.2.4 and (ii) a Buyer's Default (hereinafter defined) has occurred and continues to exist as of the Closing Date. As used herein, the term "Buyer's Default" shall mean, either (i) the failure of Buyer to close the transaction contemplated by this Agreement on the Closing Date or (ii) the failure of Buyer to satisfy each of the conditions to Seller's obligation to close set forth in Section 4.1.1, 4.1.2, 4.1.3, or 4.1.4 on the Closing Date. The Escrow Agent shall return to the Buyer the Deposit, together with all interest accrued thereon, and the Buyer shall not be required to reimburse the bankruptcy estate for any and all fees and charges of the Escrow Holder related to the Escrow if any of the following events occur: (A) if the Procedure Order is not approved by the Bankruptcy Court on or before 5:00 p.m., Eastern time, seven (7) business days after the Execution Date; or (B) if this Agreement is terminated in accordance with the terms of this Agreement by either party or if the Closing fails to occur (i) because an Outbid (as defined in Section 7.2.1) occurs, (ii) because the Bankruptcy Court approves the sale of a portion of the Property to any third party (other than Buyer), (iii) because each of the conditions to Buyer's obligation to close set forth in Sections 4.2.1, 4.2.2, 4.2.3 and 4.2.4 is not satisfied as of the Closing Date, (iv) because Seller fails to close the transactions contemplated under this Agreement on the Closing Date, or (v) because the Closing fails to occur for any reason, other than Buyer's Default, on or before thirty-five (35) days after the date of the Procedure Order.

         7.2      BANKRUPTCY COURT APPROVALS.
                  --------------------------

                  7.2.1 BANKRUPTCY COURT APPROVAL OF SALE PROCEDURES. Promptly following the Execution Date, the Seller will file a motion (the "Sale Procedure Motion") with the Bankruptcy Court requesting the entry of an order (the "Procedure Order") no later than 5:00 p.m., Eastern time, two (2) business days after the Execution Date (i) requesting expedited hearings on the Sale Procedure Motion and the Sale Motion (as hereinafter defined), (ii) requesting the Bankruptcy Court to fix the time, date, and location of a hearing (the "Approval Hearing") to approve the Seller's consummation of this Agreement, (iii) requesting the approval of the assignment and assumption of certain executory contracts or agreements and rejecting certain executory contracts or agreements, if necessary, (iv) providing that if the Seller solicits bids (whether voluntarily or at the direction of the Bankruptcy Court) from a third party, such third party shall be pre-qualified by depositing with the Seller's bankruptcy counsel no later than 24 hours prior to the submission of such bid an amount equal to the Deposit and such offer is for a purchase price for the Property that is greater than the Purchase Price and is subsequently approved by the Bankruptcy Court and closes as provided by its terms but in no event later than the earlier of ten (10) days after Bankruptcy Court approval or two (2) business days after the Approval Order becomes final and non-appealable, then the Seller shall pay the Buyer at such closing a flat fee payment of $550,000.00, (v) providing that if the Seller receives a bid from a third party, the Seller shall provide a copy of such bid to the Buyer within 24 hours of the receipt of such bid, (vi) providing that no prospective purchaser who bids for the Property shall be entitled to purchase the Property unless such prospective purchaser offers to purchase all the Property, and the purchase is for consideration which is at least $6,150,000 and otherwise on terms at least as favorable to the Seller as those set forth in this Agreement (an "Outbid"),
(vii) providing that after any initial Outbid, all further Outbids must be in increments of at least $50,000, (viii) noting that the holders of the majority of the bonds of the Seller joins with the Seller in submitting the Sale Procedure Motion and the Sale Motion, and approving the procedures specified in Sections 7.1 and 8. Should bidding take place, the Buyer shall have the right, but not the obligation, to participate in the bidding and to be approved as the highest bidder at the Approval Hearing based upon any such Outbid. Following the filing of the Sale Procedure Motion, the Seller shall use Seller's best efforts to obtain the Procedure Order (the date on which the Procedure Order is entered and becomes final is referred to herein as the "Sale Procedure Date").

                  7.2.2. BANKRUPTCY COURT'S APPROVAL OF SALE. Promptly following the Execution Date, and contemporaneously with the filing of the Sale Procedure Motion, the Seller shall file a motion with the Bankruptcy Court (the "Sale Motion") requesting entry of an order (the "Approval Order") providing the following, unless specifically waived by the Buyer:

                           8 Make a finding that matters subject to this Agreement are "core" matters over which the Bankruptcy Court has jurisdiction pursuant to 28 U.S.C. Sections 1334 and 157;

                           9 Make a finding that due and proper notice of the transactions contemplated by this Agreement and ancillary agreements has been given to creditors, shareholders, potential claimants, and other parties in interest;

                           10 Make a finding that the Purchase Price constitutes fair value for the Property;

                           11 Make a finding that the Property is being purchased by the Buyer in good faith and that the Purchase Price was not controlled by an agreement among potential bidders and otherwise complies with the requirements of
                                    Section 363(m) of the Bankruptcy Code;

                           12 Make a finding that "sound business reasons" exist for Bankruptcy Court approval of this Agreement;

                           13 Except as otherwise provided in this Agreement, approve the Agreement and provide that the Property is to be conveyed to the Buyer free and clear of all Encumbrances;

                           14 Except as otherwise provided in this Agreement, provide that the Buyer shall not be liable or obligated for any Liability (including Successor Liability), Employee and Consultant Claims, liens, interests, damages, costs, expenses, claims, or demands arising from or relating to the Seller's ownership or operation of the Property or the Seller's conduct of the business related to the Property on or prior to the Closing Date or taxes arising out of the sale of the Property;

                           15 Specifically overrule objections, if any, to the sale; provided, however, that the Approval Order shall not have been stayed, materially modified, withdrawn, or reversed as of the Closing;

                           16 Approve the Assignment Agreement and the Bill of Sale pursuant to Section 365(f) of the Bankruptcy Code and reject the executory contracts or agreements requested by the Buyer;

                           17       Copies  of  the  Procedure   Order  and  the
                                    Approval   Order  shall  be  served  on  all
                                    creditors and interested parties,  including
                                    but not  limited  to,  all past and  present
                                    employees  and  all  necessary   taxing  and
                                    regulatory authorities; and

                           18 The terms and provisions of the Agreement, together with the terms and provisions of the Procedure Order and the Approval Order shall be binding in all respects on any trustee appointed in the Seller's Chapter 11 Bankruptcy Case, or if the Bankruptcy Case is converted to a Chapter 7 proceeding, on any trustee appointed in a Chapter 7 proceeding.

Following the filing of the Sale Motion, the Seller shall use reasonable efforts to obtain entry of the Approval Order. Both the Buyer's and the Seller's obligations to consummate the transactions contemplated in this Agreement shall be conditioned upon the Bankruptcy Court's entry of the Procedure Order and the Approval Order.

8.       CONDUCT POST-CLOSING.
         --------------------

         8.1 WEEKLY ADVANCE. Commencing at the Closing and continuing until the Real Property Leases identified on Exhibit A-1, the Other Leases identified on Exhibit A-2, the Other Contracts identified as the on Exhibit A-3 and the TCA Agreement identified on Exhibit A-4 (collectively the "Key Contracts") are either assumed by the Seller and assigned to the Buyer or rejected by the Seller, but in no event later than 90 days following Closing Date, the Buyer shall pay to the Seller, and the Seller shall distribute to the applicable lessor or vendor when due, an amount equal to the following week's rental or lease payments required under such Key Contracts. The Seller shall provide to the Buyer written notice of the weekly amounts due under such Key Contracts, and within two (2) days after receipt of such notice, the Buyer shall remit payment to the Seller. The Buyer shall provide the Seller with written notice identifying the Key Contracts for which payment is made. In the event the Buyer does not make the payments required by this Section 8.1 with respect to a Key Contract, then the Seller may, in its sole and absolute discretion, reject such Key Contracts, or, if the Buyer fails to identify the Key Contracts to which payment should be allocated and the Buyer has not previously paid the Seller adequate funds to pay all amounts due under the Key Contracts as provided herein, the Seller may reject all Key Contracts.

         8.2 ASSIGNMENT AND ASSUMPTION PROCEDURES. The Buyer shall have the right and option, exercised from time-to-time within 90 days after the Closing Date, to request the Seller to make application to the Bankruptcy Court to assume and assign to Buyer all or any Key Contracts, provided the Buyer makes such request in accordance with the provisions hereof on or before ninety (90) days after the Closing Date (the "Decision Period"). If the Buyer notifies the Seller, by facsimile or otherwise, of its desire for the Seller to assume and assign to the Buyer a particular Key Contract, the Seller shall cooperate with the Buyer in effectuating such assignment, including without limitation, the submission of an appropriate motion to the Bankruptcy Court, and upon Bankruptcy Court approval of any such assumption and assignment, the Buyer shall pay the Cure Amount with respect to such Key Contract, if any, and reimburse the Seller for the Security Deposit relating to such Key Contract, if any. If the Buyer notifies the Seller, by facsimile or otherwise, of its desire for the Seller to reject a particular Key Contract, the Seller shall promptly submit an appropriate motion to the Bankruptcy Court and seek expedited treatment of such motion. Until such time as the Seller accepts and assigns to the Buyer a Key Contract, the Buyer shall deliver any cash, revenues or profits (excluding any cash, revenues or profits that the Seller would be entitled to retain pursuant to the terms of such Key Contract) received under such Key Contract to the Seller. The Buyer shall not be obligated to pay any Cure Amount or Security Deposit with respect to any Key Contract by reason of the Buyer's execution of a contract or lease with a party that is a party or a successor to a party to a Key Contract. Upon the earlier of (i) the date the Bankruptcy Court approves the Seller's rejection of a Key Contract following the Buyer's notification of the Seller, by facsimile or otherwise, that it wishes the Seller to reject a Key Contract, or (ii) the expiration of the Decision Period, the Buyer's obligation to pay the amounts described in Section 8.1 shall terminate. For the purposes of
Section 8, notice to the Seller shall be effectuated by notice to the Seller's bankruptcy counsel (Kozyak Tropin & Throckmorton, PA) and such other parties as the Approval Order may designate.

9.       MISCELLANEOUS.
         --------------

         9.1 REASONABLE ACCESS TO RECORDS AND CERTAIN PERSONNEL. So long as the Bankruptcy Case is pending, (i) the Seller shall permit the Buyer's counsel and other professionals employed in the Bankruptcy Case reasonable access to the financial and other books and records relating to the Property (whether in documentary or data form) for the purpose of monitoring the status of the Property, which access shall include (a) the right of such professionals to copy, at the Buyer's expense, such documents and records as they may request in furtherance of the purposes described above, and (b) the Seller's copying and delivering to the Buyer or its professionals such documents or records as they may request, but only to the extent the Buyer or its professionals furnishes the Buyer with reasonably detailed written descriptions of the materials to be so copied and the Buyer reimburses the Seller for the reasonable costs and expenses thereof), and (ii) the Seller shall provide the Buyer and such professionals (at no cost to the Buyer) with reasonable access to such personnel employed by the Seller during regular business hours to assist the Buyer in the monitoring the Property, provided that such access does not unreasonably interfere with the Seller's business operations.

         9.2 NOTICES. Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by either party to the other may be effected by personal delivery in writing, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of mailing. Mailed notices shall be addressed as set forth below, but each party may change his address by written notice in accordance with this paragraph.

             To the Seller:            PNV Inc.
                                       11711 N.W. 39th Street
                                       Coral Springs, Florida 33065
                                       Attn: Bob May, President and CEO
                                       Fax:  561-833-0061

             With a copy to:           Kilpatrick Stockton LLP
                                       3737 Glenwood Avenue, Suite 400
                                       Raleigh, North Carolina 27612
                                       Attn: Jim O'Connell
                                       Fax:  919-420-1800

                                            and

                                       Kilpatrick Stockton LLP
                                       1100 Peachtree Street, Suite 2800
                                       Atlanta, Georgia 30309
                                       Attn: Joel Piassick
                                       Fax:  404-815-9556

                                       and


                                       Kozyak Tropin & Throckmorton, PA
                                       2800 First Union Financial Center
                                       200 South Biscayne Blvd.
                                       Miami, Florida 33131
                                       Attn:  Cori Lopez Castro
                                       Fax: 305-372-3508

                                       and

                                      Houlihan Lokey Howard & Zukin
                                      3475 Piedmont Road, Suite 950
                                      Atlanta, Georgia 30305
                                      Attn: James Decker
                                      Fax:  404-495-9545

                  To the Buyer:       TTI Holding Inc.
                                      5751 Uptain Road, Suite 200
                                      Chattanooga, Tennessee 37411
                                      Attn: James Coppinger, President
                                      Fax:  423-954-9973

                  With a copy to:     Scudder Law Firm, P.C., L.L.O.
                                      411 S. 13th Street, Suite 200
                                      Lincoln, Nebraska 68508
                                      Attn: Earl Scudder
                                      Fax:  402-435-4239

                                            and

                                      Berger, Davis & Singerman
                                      350 East Las Olas Boulevard, Suite 1000
                                      Fort Lauderdale, Florida 33301
                                      Attn: Mitchell W. Berger
                                      Fax:  954-523-2872

         9.3 ENTIRE AGREEMENT. This instrument and the documents to be executed pursuant hereto contain the entire agreement between the parties relating to the sale of the Property. Any oral representations or modifications concerning this Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the party to be charged.

         9.4  MODIFICATION.   This  Agreement  may  be  modified,   amended,  or
supplemented only by a written instrument duly executed by all the parties hereto.

         9.5 CLOSING DATE. All actions to be taken on the Closing pursuant to this Agreement shall be deemed to have occurred simultaneously, and no act, document, or transaction shall be deemed to have been taken, delivered, or effected until all such actions, documents, and transactions have been taken, delivered, or effected.

         9.6 SEVERABILITY. Should any term, provision, or paragraph of this Agreement be determined to be illegal or void or of no force and effect, the balance of the Agreement shall survive except that, if the Buyer cannot acquire and the Seller cannot sell substantially all of the Property, either party may terminate this Agreement, and it shall be of no further force and effect, unless both parties agree in writing to the contrary.

         9.7 CAPTIONS. All captions and headings contained in this Agreement are for convenience of reference only and shall not be construed to limit or extend the terms or conditions of this Agreement.

         9.8 FURTHER ASSURANCES. Each party hereto will execute, acknowledge, and deliver any further assurance, documents, and instruments reasonably requested by any other party hereto for the purpose of giving effect to the transactions contemplated herein or the intentions of the parties with respect thereto.

         9.9 WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         9.10 BROKERAGE OBLIGATIONS. The Seller is represented by Houlihan Lokey Howard & Zukin ("HLHZ") as its exclusive sale agent with respect to the transactions contemplated herein. HLHZ's commission, fees, and expenses are to be paid by the Seller directly from sales proceeds as a cost of the sale and in accordance with the terms and provisions of HLHZ's employment agreement with the Seller. The Seller and the Buyer each represent and warrant to the other that, except for the obligation of the Seller to HLHZ, such party has incurred no Liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. Except for any claims of HLHZ against the Seller (which are to be handled and satisfied by the Seller in accordance with the above referenced order), it is agreed that if any claims for commissions, fees, or other compensation, including, without limitation, brokerage fees, finder's fees, or commissions are ever asserted against the Buyer or the Seller in connection with this transaction, all such claims shall be handled and paid by the party whose actions form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party entitled to indemnification), protect, and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm, or corporation in connection with the transaction contemplated hereby.

         9.11 PAYMENT OF FEES AND EXPENSES. Each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation, and consummation of the Agreement and the transaction described herein.

         9.12 SURVIVAL. None of the respective representations, warranties, covenants, and agreements of the Seller and the Buyer herein, including without limitation Section 5 hereof, or in any certificates or other documents delivered prior to or at the Closing, shall survive the Closing. Buyer hereby acknowledges and agrees that Buyer's sole remedy for breach of Seller's representations and warranties in Section 5 is a purchase price reduction pursuant to Section 2.1.2.

         9.13 ASSIGNMENTS. This Agreement shall not be assigned by the Seller without the prior written consent of the Buyer. This Agreement shall be freely assignable by the Buyer, without approval or consent of the Seller, so long as the Buyer remains liable for performance in the event of default in performance by the Buyer's assignee.

         9.14 BINDING EFFECT. Subject to the provisions of Section 8.13 above, this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto.

         9.15 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Florida.

         9.16 GOOD FAITH. All parties hereto agree to do all acts and execute all documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after the Closing.

         9.17 CONSTRUCTION. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either party hereto.

         9.18 COUNTERPARTS. This Agreement may be signed in counterparts. The parties further agree that this Agreement may be executed by the exchange of facsimile signature pages.

         9.19 TIME IS OF THE ESSENCE. Time is of the essence in this Agreement, and all of the terms, covenants, and conditions hereof.

         9.20 BANKRUPTCY COURT JURISDICTION. THE BUYER AND THE SELLER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO: (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT EXECUTED PURSUANT HERETO; AND/OR (ii) THE PROPERTY AND/OR ASSUMED LIABILITIES, AND THE BUYER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION.

         9.21 ATTORNEYS FEES. In the event that either party hereto brings an action or other proceeding to enforce or to interpret the terms and provisions of this Agreement, the prevailing party in that action shall be entitled to have and recover from the non-prevailing party all such fees, costs, and expenses, including, without limitation, all court costs and reasonable attorneys' fees, as the prevailing party may suffer or incur in pursuit or defense of such action.

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.


                                     TTI HOLDING INC., a Nevada corporation


                                     By:        /s/ James B. Coppinger
                                           -------------------------------------
                                              James B. Coppinger, President


                                     PNV INC., a Delaware corporation
                                     Debtor and Debtor In Possession


                                     By:        /s/ Robert P. May
                                         --------------------------------------
                                     Name: Robert P. May
                                     Its:  President and Chief Executive Officer

                                Index of Exhibits
                                -----------------



A-1      Real Property Leases
A-2      Other Leases
A-3      Other Contracts
A-4      TCA Agreement
B        Personal Property
C        Intangible Property
D        Computer Software and Data
E.       Assignment and Assumption Agreement
F        Bill of Sale


Schedule 5.3      Employee Benefit Plans

                                   Exhibit A-1
                              Real Property Leases
                                    PNV Inc.




Unipower, for the lease of the real property located at 11711 Northwest 39th Street, Coral Springs, Florida 33065


Note: The Seller agrees to move any Property that is currently in another facility to either the Seller's headquarters facility or the headquarters facilities of the Buyer on or prior to the Closing.

                                   Exhibit A-2
                                  Other Leases
                                    PNV Inc.



Xerox
Milner

                                   Exhibit A-3
                                 Other Contracts
                                    PNV Inc.


Truck Stop Contracts (Multi-stop operators)
Truck Stop Contracts (Individual)
Truck Stop Contracts
Fleet Contracts and Service Agreements
Transcommunications Incorporated
CFL, LLC
CAIS Software Solutions, Inc.
Glarnet Communications Services, Inc.
AT&T Communications
Cisco Systems Capital Corporation
Echostar Communications Corp.

                                   Exhibit A-4
                                  TCA Agreement
                                    PNV Inc.



[Copy has been provided to the Buyer]

                                    Exhibit B
                                Personal Property
                                    PNV Inc.

All personal property set forth on the Fixed Inventory Listed dated December 28, 2000 delivered by Buyer to Seller except the following items:

         o The personal property used in the conduct of the pnv.com Business located at 11 Penn Plaza, Suite 2001, New York, New York, 10001

         o Leasehold improvements located at a facility other than the facility set forth on Exhibit A-1

         o Laser Printer leased pursuant to a lease with Computer Grants dated April 5, 2000

         o        The items set forth below


----------------------------------------------------------------------------------------------------------------------------------
           DESCRIPTION                   ASSET ID          LOCATION ID         QTY    COST BASIS     ACCUM DEPR      NET BOOK
----------------------------------------------------------------------------------------------------------------------------------
'99 Chevrolet Express Cargo Van-  1999 CHEVROLET-2      FT.LAUDERDALE           1        21,215.17       11,037.16      10,178.01
'99 Chevrolet G20 Express Cargo   1999 CHEVROLET-1      FT.LAUDERDALE           1        20,455.08       10,641.75       9,813.33
'99 GMC Savana Cargo Van - Leasi  1999 GMC SAVANA-2     FT.LAUDERDALE           1        20,476.94       10,653.10       9,823.84
'99 GMC Savana Cargo Van - Leasi  1999 GMC SAVANA-3     FT.LAUDERDALE           1        20,476.94       10,653.10       9,823.84
'99 GMC Savana Van - Leasing Ass  1999 GMC SAVANA-1     FT.LAUDERDALE           1        20,511.73       10,671.22       9,840.51
1999 CHEVROLET -LEASING ASSOC.    1999 CHEVROLET-7      FT.LAUDERDALE           1        16,583.00        5,528.60      11,054.40
1999 CHEVROLET-LEASING ASSOCIATE  1999 CHEVROLET-8      FT.LAUDERDALE           1         4,000.00        1,248.71       2,751.29
1999 FORD TAURUS LX SEDAN-LEASIN  1999 FORD TAURU-3     FT.LAUDERDALE           1         3,500.00        1,092.62       2,407.38
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                   127,218.86       61,526.26      65,692.60
----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                     FIXED ASSETS INVENTORY LIST
------------------------------------------------------------------------------------------------------------------------------------
             DESCRIPTION                      ASSET ID             LOCATION ID         QTY    COST BASIS   ACCUM DEPR   NET BOOK
------------------------------------------------------------------------------------------------------------------------------------

'98 Chevrolet Cargo Van #G21405      1998 CHEVROLET-1          FT.LAUDERDALE            1        20,970.75   12,675.50     8,295.25
'98 Chevrolet Malibu Sedan -Gray     1998 CHEVROLET-3          FT.LAUDERDALE            1        15,688.00    7,839.52     7,848.48
'98 Chevrolet Cargo Van #CG11405     1998 CHEVROLET-2          FT.LAUDERDALE            1        20,468.18   12,371.74     8,096.44
'98 Ford E150 Cargo Van - White      1998 FORD-6               FT.LAUDERDALE            1        21,301.00   12,423.17     8,877.83
'98 Ford Escort SE 4-dr White -      1998 FORD-4               FT.LAUDERDALE            1        14,091.00    8,218.13     5,872.87
'98 Ford Escort SE 4-Dr White -      1998 FORD-5               FT.LAUDERDALE            1        14,091.00    8,218.13     5,872.87
'98 Ford Taurus SE 4-Dr White -      1998 FORD-2               FT.LAUDERDALE            1        17,888.00   10,432.62     7,455.38
'98 Ford Taurus SE 4-Dr White -      1998 FORD-3               FT.LAUDERDALE            1        18,302.00   10,674.08     7,627.92
'98 Ford Taurus SE Sedan White -     1998 FORD-7               FT.LAUDERDALE            1        18,645.00   10,874.11     7,770.89
'98 Ford Taurus SE White - #1017     1998 FORD-1               FT.LAUDERDALE            1        18,301.97   11,062.40     7,239.57
'98 Isuzu Hombre Pickup - White      1998 ISUZU-1              FT.LAUDERDALE            1        11,995.00    6,995.69     4,999.31
'98 Isuzu Hombre Pickup - White      1998 ISUZU-2              FT.LAUDERDALE            1        11,995.00    6,995.69     4,999.31
'98 Isuzu Hombre Pickup - White      1998 ISUZU-3              FT.LAUDERDALE            1        11,995.00    6,995.69     4,999.31
'99 Chevrolet  Cargo Van-White -     1999 CHEVROLET-6          FT.LAUDERDALE            1        20,446.15   10,217.24    10,228.91
'99 Chevrolet Express Cargo Van      1999 CHEVROLET-3          FT.LAUDERDALE            1        21,296.16   10,642.02    10,654.14
'99 Chevrolet Malibu Sedan - Whi     1999 CHEVROLET-5          FT.LAUDERDALE            1        15,688.00    7,839.52     7,848.48
'99 Chevrolet Malibu Sedan White     1999 CHEVROLET-4          FT.LAUDERDALE            1        15,688.00    7,839.52     7,848.48
1997 Ford Truck Econoline            1997 FORD TRUCK-1         FT.LAUDERDALE            1        19,720.93   18,490.91     1,230.02
1998 ISUZU - Hombre Pickup - Whi     1998 ISUZU-10             FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU - Hombre Pickup-White     1998 ISUZU-9              FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU -Hombre -Pickup-White     1998 ISUZU-11             FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU Hombre - Pickup - Whi     1998 ISUZU-8              FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU Hombre - Pickup - Whi     1998 ISUZU-13             FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU Hombre - Pickup -Whit     1998 ISUZU-12             FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU Hombre - Pickup White     1998 ISUZU-5              FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU Hombre - Pickup White     1998 ISUZU-7              FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 Isuzu Hombre-Pickup - White     1998 ISUZU-4              FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1998 ISUZU Hombre-Pickup White #     1998 ISUZU-6              FT.LAUDERDALE            1        11,838.00    5,413.28     6,424.72
1999 CHEV -IGCFG25M3X1024682         1999 CHEVROLET-19         FT.LAUDERDALE            1         1,156.11      168.62       987.49
1999 CHEV EXPRESS CARGO VAN -LEA     1999 CHEVROLET-10         FT.LAUDERDALE            1         4,228.00    1,319.85     2,908.15
1999 CHEV EXPRESS CARGO VAN-LEAS     1999 CHEVROLET-11         FT.LAUDERDALE            1         4,228.00    1,319.85     2,908.15
1999 CHEV EXPRESS CARGO VAN-LEAS     1999 CHEVROLET-12         FT.LAUDERDALE            1         4,228.00    1,319.85     2,908.15
1999 CHEV EXPRESS CARGO VAN-LEAS     1999 CHEVROLET-13         FT.LAUDERDALE            1        16,913.68    5,279.99    11,633.69
1999 CHEV G2500 CARGO VAN -LEASI     1999 CHEVROLET-9          FT.LAUDERDALE            1        16,453.86    5,136.41    11,317.45
1999 CHEV G2500 CARGO VAN-LEASIN     1999 CHEVROLET-14         FT.LAUDERDALE            1         4,000.00    1,248.71     2,751.29
1999 CHEVROLET EXPRESS CARGO VAN     1999 CHEVROLET-15         FT.LAUDERDALE            1        16,913.68    5,279.99    11,633.69
1999 CHEVROLET EXPRESS CARGO VAN     1999 CHEVROLET-16         FT.LAUDERDALE            1        16,913.68    5,279.99    11,633.69
1999 FORD TAURUS 4 DOOR SEDAN WH     1999 FORD TAURU-8         FT.LAUDERDALE            1         3,541.00    1,032.69     2,508.31
1999 FORD TAURUS 4 DOOR WHITE -L     1999 FORD TAURU-6         FT.LAUDERDALE            1         3,616.50    1,054.70     2,561.80
1999 FORD TAURUS 4 DOOR WHITE-LE     1999 FORD TAURU-5         FT.LAUDERDALE            1        14,466.42    4,218.97    10,247.45
1999 FORD TAURUS 4 DOOR WHITE-LE     1999 FORD TAURU-7         FT.LAUDERDALE            1        14,163.97    4,130.75    10,033.22
1999 FORD TAURUS LX  SEDAN-LEASI     1999 FORD TAURU-4         FT.LAUDERDALE            1         3,500.00    1,092.62     2,407.38
1999 FORD TAURUS LX SEDAN -LEASI     1999 FORD TAURU-1         FT.LAUDERDALE            1        13,936.00    4,646.10     9,289.90
1999 FORD TAURUS LX SEDAN-LEASIN     1999 FORD TAURU-2         FT.LAUDERDALE            1        13,994.00    4,665.45     9,328.55
1999 FORD TAURUS SEDAN SILVER-LE     1999 FORD TAURU-11        FT.LAUDERDALE            1        14,598.99    4,257.63    10,341.36
1999 FORD TAURUS SEDAN SILVER-LE     1999 FORD TAURU-12        FT.LAUDERDALE            1         3,640.00    1,061.55     2,578.45
1999 FORD TAURUS SEDAN WHITE-LEA     1999 FORD TAURU-9         FT.LAUDERDALE            1        14,598.99    4,257.63    10,341.36
1999 FORD TAURUS SEDAN WHITE-LEA     1999 FORD TAURU-10        FT.LAUDERDALE            1         3,640.00    1,061.55     2,578.45
2000 CHEV EXP CARGO VAN WHITE-LE     2000 CHEV WHITE-1         FT.LAUDERDALE            1        21,321.28    4,875.49    16,445.79
2000 CHEV EXP CARGO VAN WHITE-LE     2000 CHEV WHITE-2         FT.LAUDERDALE            1        21,886.88    5,004.80    16,882.08
2000 CHEVROLET EXPRESS - L.A.#10     2000 CHEV EXPRE-2         FT.LAUDERDALE            1        21,903.00    3,644.25    18,258.75
2000 CHEVROLET EXPRESS CARGO VAN     2000 CHEVROLET-1          FT.LAUDERDALE            1        16,978.01    4,951.45    12,026.56
2000 CHEVROLET EXPRESS CARGO VAN     2000 CHEVROLET-2          FT.LAUDERDALE            1         4,244.00    1,237.73     3,006.27
2000 CHEVROLET EXPRESS-L.A.#1069     2000 CHEV EXPRE-1         FT.LAUDERDALE            1        21,796.00    3,626.44    18,169.56
2000 CHEVROLET EXPRESS-L.A.#1072     2000 CHEV EXPRE-3         FT.LAUDERDALE            1        21,903.00    3,644.25    18,258.75
2000 CHEVY EXP-LEASING ASSOC#107     2000 CHEV EXPRE-6         FT.LAUDERDALE            1        21,809.70    2,718.14    19,091.56
2000 CHEVY EXPRESS - LEASING ASS     2000 CHEV EXPRE-5         FT.LAUDERDALE            1        21,624.03    3,153.80    18,470.23
2000 CHEVY EXPRESS - LEASING ASS     2000 CHEV EXPRE-4         FT.LAUDERDALE            1        21,624.03    3,153.80    18,470.23
2000 CHEVY EXPRESS - LEASING ASS     2000 CHEVY EXPR-1         FT.LAUDERDALE            1        22,006.40    3,209.57    18,796.83
2000 CHEVY EXPRESS-LEASING ASSOC     2000 CHEV EXPRE-7         FT.LAUDERDALE            1        21,809.70    2,718.14    19,091.56
2000 CHEVY EXPRESS-LEASING ASSOC     2000 CHEV EXPRE-8         FT.LAUDERDALE            1        21,809.70    2,718.14    19,091.56
2000 CHEVY EXPRESS-LEASING ASSOC     2000 CHEV EXPRE-9         FT.LAUDERDALE            1        21,809.70    2,718.14    19,091.56
2000 CHEVY EXPRESS-LEASING ASSOC     2000 CHEV EXPRE-11        FT.LAUDERDALE            1        20,219.28    2,519.93    17,699.35
2000 CHEVY EXPRESS-LEASING ASSOC     2000 CHEV EXPRE-12        FT.LAUDERDALE            1         1,695.00      105.45     1,589.55
2000 CHEVY EXPRESS-LEASING ASSOC     2000 CHEV EXPRE-10        FT.LAUDERDALE            1        21,809.70    2,718.14    19,091.56
2000 FORD F-250 CARGO VAN-LEASIN     1999 CHEVROLET-17         FT.LAUDERDALE            1        18,367.00    3,445.63    14,921.37
2000 FORD TAURUS - LEASING ASSOC     2000 FORD TAURU-9         FT.LAUDERDALE            1        18,908.00    2,356.50    16,551.50
2000 FORD TAURUS - LEASING ASSOC     2000 FORD TAURU-8         FT.LAUDERDALE            1        18,802.00    2,742.23    16,059.77
2000 FORD TAURUS GOLD PARCHMENT-     2000 FORD TAURU-2         FT.LAUDERDALE            1        18,173.00    4,155.60    14,017.40
2000 FORD TAURUS SE - L.A.#1070      2000 FORD TAURU-7         FT.LAUDERDALE            1        18,347.00    3,052.61    15,294.39
2000 FORD TAURUS SEDAN-LEASING A     1999 CHEVROLET-18         FT.LAUDERDALE            1        14,756.00    2,768.24    11,987.76
2000 FORD TAURUS SEDAN-LEASING A     2000 FORD TAURU-6         FT.LAUDERDALE            1        14,668.00    2,751.69    11,916.31
2000 FORD TAURUS SILVER -LEASING     2000 FORD TAURU-4         FT.LAUDERDALE            1        18,322.00    4,189.66    14,132.34
2000 FORD TAURUS TOREADOR-LEASIN     2000 FORD TAURU-5         FT.LAUDERDALE            1        18,322.00    4,189.66    14,132.34
2000 FORD TAURUS WHITE GRAPHITE      2000 FORD TAURU-1         FT.LAUDERDALE            1         9,801.48    2,241.30     7,560.18
2000 FORD TAURUS WHITE GRAPHITE-     2000 FORD TAURU-3         FT.LAUDERDALE            1        18,173.00    4,155.60    14,017.40
2000 FORD TAURUS-LEASING ASSOC#1     2000 FORD TAURU-11        FT.LAUDERDALE            1        18,908.00    2,356.50    16,551.50
2000 FORD TAURUS-LEASING ASSOC#1     2000 FORD TAURU-12        FT.LAUDERDALE            1        18,908.00    2,356.50    16,551.50
2000 FORD TAURUS-LEASING ASSOC-1     2000 FORD TAURU-10        FT.LAUDERDALE            1        18,908.00    2,356.50    16,551.50
2001 CHEVROLET #1088                 2001 CHEVROLET-1          FT.LAUDERDALE            1        22,070.15    1,222.76    20,847.39
98 Chevy Cargo Van #1014 - Lease     98 CHEV VAN1014-1         FT.LAUDERDALE            1        20,403.50   14,427.45     5,976.05
98 Chevy CG11405 Cargo Van-Lease     98 CHEV VAN1010-1         FT.LAUDERDALE            1        20,478.32   14,914.88     5,563.44
98 Chevy CG11405 Cargo Van-Lease     98 CHEV VAN1011-1         FT.LAUDERDALE            1        20,478.32   14,480.37     5,997.95
98 Chevy CG11405 Cargo Van-Lease     98 CHEV VAN1012-1         FT.LAUDERDALE            1        20,736.32   14,662.79     6,073.53
98 Ford Escort Wagon #1013 Lease     98 ESCORT 1013-1          FT.LAUDERDALE            1        13,961.00    9,871.90     4,089.10

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              1,303,422.52  458,187.41   845,235.11
------------------------------------------------------------------------------------------------------------------------------------

                                    Exhibit C
                       Intangible Property & Other Assets
                                    PNV Inc.





Filing Fees -Public Service Commission           $62,811.00

*Unipower  Lease Deposit (See Note)              $26,750.00

Intellectual Property related to Proprietary Software in Truck stop Switches

All Custom Software Internally Developed







*Note: If such lease is assumed by the Seller and assigned to the Buyer, the Buyer shall be obligated to deliver an amount equal to the Security Deposit to the Seller pursuant to Section 3.4.4 of the Agreement.

                                    Exhibit D
                         Computer Software and Licenses
                                    PNV Inc.

                                 PNV Inc. - Software Licenses

Products                                    Licenses held              Total
--------                                    -------------              -----

MS Windows 95                                                    25     25
MS Windows 98                                        54 oem 10 mcsp     64
MS Windows NT Workstation                            161oem 15 mcsp    176
MS Windows 2000                                              5 mcsp      5
MS Windows NT Server Enterprise                                   1      1
MS Windows NT Server                          Dell 19 oemIBM 5 mcsp     54
MS Windows NT Server CALS                           220 oem 20 MSBO    240
MS Windows SMS Server                                     1p 5 mcsp      6
MS Windows SMS Server CALS                                       10     10
MS SQL Server                                              1p 4mcsp      5
MS SQL Server CALS                                               25     25
MS Exchange Enterprise                                     1p 1mcsp      2
MS Exchange CALS                                      125 p 50 mcsp    175
MS Word 2000                                                      4      4
MS Office 97                                                      1      1
MS Office 2000 Pro                                  213 oem 10 mcsp    223
MS FrontPage 2000                                       5 p 10 mcsp     15
MS Project 98                                                     2      2
MS Project 2000                                         15p 10 mcsp     25
MS Visio 2000 Standard                                           15     15
MS Visio 2000 Technical                                           1      1
MS Visio 2000 Pro                                                 7      7
MS Visual Studio                                             5 mcsp      5
NetObjects Server                                                 1      1
Technet                                                      1 mcsp      1
Norton Anti Virus                                               100    100
Act                                                              15     15
PC Anywhere                                                      50     50
Cisco Network Registar                                         1250   1250
TNG                                                               0      0
AHD                                                              10     10
Winzip                                                            1      1
WS_FTP                                                            1      1
What's Up                                                        20     20
Adobe                                                            10     10
WinFax Pro                                                        1      1
Great Plains accounting software                                 20     20
Great Plains accounting FRX                                       4      4
Crystal Reports                                                  25     25

                                    Exhibit E
                              Assignment Agreement
                                    PNV Inc.



                [To be agreed to by the parties prior to Closing]

                                    Exhibit F
                                  Bill of Sale
                                    PNV Inc.


                [To be agreed to by the parties prior to Closing]

                                  Schedule 5.3
                             Employee Benefit Plans
                                    PNV Inc.



PNV Inc. 401(k) Plan

PNV Inc. Amended and Restated Severance Program

PNV Inc. 2000 Equity Compensation Plan

Park `N View, Inc. Stock Option Plan

PNV Inc. Employee Stock Purchase Plan

PNV Inc. Supplemental Deferred Compensation Plan

PNV Inc. Health and Welfare Plan

PNV Inc. Premium Only Plan

PNV Inc. Employee Assistance Program

PNV Inc. Management Incentive Plan

Park `N View, Inc. Compensation Plan

Employment agreement between PNV Inc. and Robert May dated March 1, 1999

Employment agreement between PNV Inc. and Steven Yevoli dated May 24, 1999

Employment offer letter from PNV Inc. to Casey Gunnell dated April 17, 2000

Severance agreement between PNV Inc. and Stephen Conkling dated March 20, 2000

Severance agreement between PNV Inc. and Jeffrey Hendrickson dated November 30, 2000

Retention bonus commitments from PNV Inc. to all PNV Inc. officers

Retention severance agreement between PNV Inc. and Lewis Tatham dated October 30, 2000